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                           APRIL 23, 1997 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
                            OCC ACCUMULATION TRUST,
                              OCC DISTRIBUTORS, and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



     This is an amendment to the April 3, 1995 Fund Participation Agreement ("Agreement") among OCC Accumulation Trust (formerly Quest for Value Accumulation Trust), OCC Distributors (formerly Quest for Value Distributors) and Connecticut General Life Insurance Company ("Company").

     Schedule A to the Agreement is hereby amended to add the following separate account of the Company:

     - CG Variable Life Insurance Separate Account FE

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of April 23, 1997.

                                        OCC ACCUMULATION TRUST

                                        By: /s/ Deborah Kaback
                                           -------------------------------------
                                        Name:   Deborah Kaback
                                        Title:  Secretary

                                        OCC DISTRIBUTORS

                                        By: /s/ Thomas E. Duggan
                                           -------------------------------------
                                        Name:   Thomas E. Duggan
                                        Title:  Secretary

                                        CONNECTICUT GENERAL LIFE
                                        INSURANCE COMPANY

                                        By: /s/ Ian Glew
                                           -------------------------------------
                                        Name:   Ian Glew
                                        Title:  Sr. Vice President-
                                                Corporate Insurance